Exhibit 10.4

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of October 7, 2021, is by and between Ziff Davis, Inc., a Delaware corporation (“Parent”), and Consensus Cloud Solutions, Inc., a Delaware corporation (“SpinCo”). Parent and SpinCo are individually referred to herein as a “Party,” and collectively as the “Parties.”

R E C I T A L S:

WHEREAS, the Parties entered into the Separation and Distribution Agreement, dated as of October 7, 2021 (the “Separation and Distribution Agreement”), pursuant to which SpinCo was separated from Parent and incorporated as a new publicly traded company;

WHEREAS, the Separation and Distribution Agreement requires the execution and delivery of this Agreement by the Parties as of the Effective Time;

WHEREAS, in accordance with and subject to the terms and conditions of this Agreement, Parent desires to grant to SpinCo and its Subsidiaries a license under certain intellectual property owned and controlled by Parent, and SpinCo and its Subsidiaries desire to receive such license for use in a manner consistent with each Party’s current practice as of the date of this Agreement); and

WHEREAS, in accordance with and subject to the terms and conditions of this Agreement, SpinCo desires to grant to Parent and its Subsidiaries a license under certain intellectual property owned and controlled by SpinCo, and Parent and its Subsidiaries desire to receive such license for use in a manner consistent with each Party’s current practice as of the date of this Agreement).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement (including the Recitals hereof), the following capitalized terms have the following meanings, and capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Separation and Distribution Agreement:

“Agreement” has the meaning set forth in the Preamble.

“Bankruptcy Code” has the meaning set forth in Section 7.19.

“Dispute” has the meaning set forth in Section 7.16.

“Improvements” means improvements, enhancements, or modifications to, or derivative works of, the Intellectual Property.

“Intellectual Property” means all of the following whether arising under the Laws of the United States or of any foreign or multinational jurisdiction: (a) works of authorship and copyrights, including Software and Internet websites, (“Copyrights”); (b) patents and patent applications, including all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (“Patents”); (c) trade secrets, invention disclosures, processes and know-how and any rights therein and thereto, (“Know-How”); (d) other intellectual property rights (“Other IP”); and (e) all registrations and applications to register all of the foregoing. For the purposes of this Agreement, Intellectual Property does not include trademarks, service marks, logos, trade names, trade dress, Internet domain names, accounts or “handles” with Facebook, LinkedIn, Twitter or similar social media platforms, or other indicia of origin, or the goodwill associated with any or all of the foregoing or symbolized thereby (“Marks”).

“Licensed IP” means the Parent Licensed IP or SpinCo Licensed IP, as applicable.

“Parent” has the meaning set forth in the Preamble.

“Parent Licensed IP” means all Intellectual Property owned, licensable, or sublicensable the Parent or any member of the Parent Group as of the Effective Time.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

“SpinCo” has the meaning set forth in the Preamble.

“SpinCo Group” means SpinCo and each Person that is a Subsidiary of SpinCo.

“SpinCo Licensed IP” means all Intellectual Property owned, licensable, or sublicensable SpinCo or any member of the SpinCo Group as of the Effective Time.

ARTICLE II

LICENSE

Section 2.01. SpinCo License. Parent, on behalf of itself and Parent Group, hereby grants to SpinCo and SpinCo Group a non-exclusive, perpetual, irrevocable (subject to Section 4.02), royalty-free, fully paid-up, worldwide, non-transferrable (except in accordance with Section 7.09), non-sublicensable (except as provided in Section 2.03) license: (a) under the Parent Licensed IP (including all Improvements thereto) to make, have made, use (including the right to practice any method which is involved in the use), import, offer for sale, sell and otherwise dispose of products and services of the SpinCo Business as of the Effective Time and any natural evolutions and extensions thereof; and (b) to reproduce, create derivative works of, distribute (including digital distribution), perform and display the Parent Licensed IP (including all Improvements thereto) solely as used in the SpinCo Business as of the Effective Time and any natural evolutions and extensions thereof.

Section 2.02. Parent License. SpinCo, on behalf of itself and SpinCo Group, hereby grants to Parent and Parent Group a non-exclusive, perpetual, irrevocable (subject to Section 4.02), royalty-free, fully paid-up, worldwide, non-transferrable (except in accordance with Section 7.09), non-sublicensable (except as provided in Section 2.03) license under the SpinCo Licensed IP: (a) under the SpinCo Licensed IP to make, have made, use (including the right to practice any method which is involved in the use), import, offer for sale, sell and otherwise dispose of products and services of the Parent Business and any natural evolutions and extensions thereof; and (b) to reproduce, create derivative works of, distribute (including digital distribution), perform and display the SpinCo Licensed IP (including all Improvements thereto) solely as used in the Parent Business and any natural evolutions and extensions thereof.

Section 2.03. Sublicensing Rights. The rights granted in Section 2.01 and Section 2.02, respectively, include the right to grant sublicenses, within the scope of the licenses granted in Section 2.01 and Section 2.02, respectively, through multiple tiers, to any of a Party’s or its Group members’: (i) customers or end-users in connection with any products or services provided by such Party or its Group members in substantially the same manner that such sublicenses were granted by such Party or its Group members as of the Effective Time and (ii) suppliers, distributors, contractors and consultants as necessary or useful to exercise the license rights granted to such Party or Group members under Section 2.01 and Section 2.02, respectively.

Section 2.04. Improvements. As between the Parties and their Group members, all title and ownership rights, including all Intellectual Property rights, throughout the world in any Improvements first conceived and reduced to practice by a Party hereunder shall vest in such Party.

Section 2.05. Maintenance. Neither Party, nor any of its Group members, is required to provide the other Party with any maintenance, support or other services with respect to the Licensed IP hereunder.

Section 2.06. Foundry Activities. SpinCo and Parent, respectively, understand and acknowledge that the rights and licenses granted hereunder are intended to cover only the products and services of SpinCo and SpinCo Group, and the products and services of the Parent and Parent Group, respectively. The rights and licenses granted in Section 2.01 and Section 2.02, respectively, shall not apply in any way to specifications obtained from a Third Party for products sold, directly or indirectly, to or on behalf of such Third Party or permit a Party to be a foundry for Third Parties.

Section 2.07. Reservation of Rights. In no event shall anything set forth herein be deemed to grant a Party any right or license, express or implied, with respect to the Marks of the other Party, and except as otherwise expressly set forth herein, neither Party nor any Parent Group members shall have any rights or licenses hereunder, express or implied, with respect to any Intellectual Property, owned, licensed or sublicensed by the other Party or any of such other Party’s Group members. Except as otherwise expressly set forth herein, all rights, licenses, title and interests not expressly granted in this Agreement are expressly reserved by each applicable Party and its Group members.

ARTICLE III

COVENANTS

Section 3.01. Ownership. The Parties hereby acknowledge and agree that, as between the Parties, Parent shall be the sole and exclusive owner of all right, title and interest in and to the Parent Licensed IP, and SpinCo shall be the sole and exclusive owner of all right, title and interest in and to the SpinCo Licensed IP. Each Party agrees not to represent to any Third Party that such Party has any ownership interest in the Licensed IP of the other Party.

Section 3.02. Prosecution and Maintenance. Each Party retains the sole right (but not the obligation) to protect in its sole discretion the Licensed IP owned or controlled by such Party, including deciding whether and how to file and prosecute applications for registration, whether to abandon prosecution of such applications and whether to pay or not pay any maintenance or renewal fees.

Section 3.03. Subsidiaries. Each Party shall cause all of its Group members to comply with the terms and conditions of this Agreement.

ARTICLE IV

TERM AND TERMINATION

Section 4.01. Term. This Agreement, including the licenses granted hereunder, shall become effective on the Effective Time and shall continue thereafter in full force and effect unless and until terminated pursuant to Section 4.02 or the expiration of the last to expire of the SpinCo Licensed IP and the Parent Licensed IP, whichever is earlier.

Section 4.02. Termination. This Agreement may only be terminated upon the written agreement of the Parties. In the event of a breach of this Agreement, the sole and exclusive remedy of the non-breaching Party shall be to recover monetary damages and/or to obtain injunctive or other equitable relief.

Section 4.03. Survival. Article I, Section 2.01 (solely with respect to activity prior to the date of termination), Section 2.02 (solely with respect to activity prior to the date of termination), Section 2.04, Section 2.07, Article III, this Section 4.03, Article V, Article VI and Article VII shall survive any expiration or termination of this Agreement.

ARTICLE V

DISCLAIMER; LIMITATION OF LIABILITY

Section 5.01. Disclaimer. EACH PARTY (ON BEHALF OF ITSELF AND EACH MEMBER OF ITS GROUP) ACKNOWLEDGES AND AGREES THAT, UNDER THIS AGREEMENT, ALL PARENT LICENSED IP AND ALL SPINCO LICENSED IP IS LICENSED ON AN “AS IS, WHERE IS” BASIS AND THAT NEITHER SPINCO NOR ANY SPINCO GROUP MEMBER, NOR PARENT NOR ANY PARENT GROUP MEMBER, HAS MADE OR MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE LICENSED IP, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

Section 5.02. Limitation on Liability. IN NO EVENT SHALL EITHER PARTY OR MEMBERS OF ITS GROUP BE LIABLE TO THE OTHER PARTY OR ITS RESPECTIVE GROUP MEMBERS FOR ANY DIRECT, SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES OR DAMAGES BASED ON LOST PROFITS, IN EACH CASE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VI

CONFIDENTIALITY

Section 6.01. Parent and SpinCo Obligations. Subject to Section 6.03, each Party, on behalf of itself and each of its Group members, agrees to hold, and to cause its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to Parent’s Confidential Information pursuant to policies in effect as of the Effective Time, all Confidential Information included in the Licensed IP, and shall not use any such Confidential Information other than for such purposes as may be expressly permitted hereunder.

Section 6.02. No Release; Return or Destruction. Each Party agrees (a) not to release or disclose, or permit to be released or disclosed, any Confidential Information included in the Licensed IP of the other Party to any other Person, except its Representatives who need to know such Confidential Information in their capacities as such (who shall be advised of their obligations hereunder with respect to such Confidential Information) and (b) to use commercially reasonable efforts to maintain such Confidential Information in accordance with Section 6.4 of the Separation and Distribution Agreement.

Section 6.03. Protective Arrangements. In the event that a Party or any of its Group members either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable Law or receives any request or demand under lawful process or from any Governmental Authority to disclose or provide information of the other Party (or any of its Group members) that is subject to the confidentiality provisions hereof, such Party shall notify the other Party (to the extent legally permitted) as promptly as practicable under the circumstances prior to disclosing or providing such information and shall cooperate, at the expense of the other Party, in seeking any appropriate protective order requested by the other Party. In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide information to the extent required by such Law (as so advised by its counsel) or by lawful process or such Governmental Authority, and the disclosing Party shall promptly provide the other Party with a copy of the information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such information was disclosed, in each case to the extent legally permitted.

Section 6.04. Exclusions. A Party’s confidentiality obligations set forth herein with respect to the other Party’s Confidential Information included in the Licensed IP do not apply to the extent such Confidential Information: (a) is in the public domain or is generally available to the public, other than as a result of a disclosure by such Party or any of its Group members or any of their respective Representatives in violation of this Agreement; (b) is lawfully acquired from other sources by such Party or any of its Group members, which sources are not themselves known by such Party or any of its Group members to be bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such Confidential Information; or (c) is independently developed or generated without reference to or use of such Confidential Information of the other Party or any of its Group members.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Export Restrictions. Each Party shall adhere to all applicable Laws relating to the export of technical data, and shall not export or re-export any technical data, any products received from the other Party, or the direct product of such technical data, to any proscribed country listed in such applicable Laws, unless permitted thereby and in accordance with any associated requirements.

Section 7.02. Mutual Cooperation. Each Party shall, and shall cause its Group members to, cooperate with the other Party and its Group members in connection with the performance of this Agreement; provided that: (a) such cooperation shall not unreasonably disrupt the normal operations of such Party or its Group members; and (b) this Section 7.02 shall not require such Party to incur any out-of-pocket costs or expenses, unless and except as expressly provided in this Agreement or otherwise agreed in writing by the Parties.

Section 7.03. Further Assurances. Subject to the terms of this Agreement, each Party shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 7.04. Audit Assistance. Each of the Parties and their respective Group members are or may be subject to regulation and audit by a Governmental Authority, standards organizations, customers or other parties to contracts with such Parties or their respective Group members under applicable Law, standards or contract provisions. If a Governmental Authority, standards organization, customer or other party to a contract with a Party or its Group member exercises its right to examine or audit such Party’s or its Group member’s books, records, documents or accounting practices and procedures pursuant to such applicable Law, standards or contract provisions, and such examination or audit relates to the Intellectual Property, then the other Party shall provide, at the sole cost and expense of the requesting Party, all assistance reasonably requested by the Party that is subject to the examination or audit in responding to such examination or audits or requests for Information, to the extent that such assistance or Information is within the reasonable control of the cooperating Party and is related to the Intellectual Property.

Section 7.05. Title to Intellectual Property. Except as expressly provided for under the terms of this Agreement or the Separation and Distribution Agreement, each Party acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any Intellectual Property that is owned or licensed by the other Party. Each Party shall not remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any Intellectual Property owned or licensed by the other Party, and each Party shall reproduce any such notices on any and all copies thereof. Each Party shall not attempt to decompile, translate, reverse engineer or make excessive copies of any Intellectual Property owned or licensed by the other Party, and shall promptly notify the other Party of any such attempt, regardless of whether by the Party or any Third Party, of which the Party becomes aware.

Section 7.06. Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b) This Agreement, the Separation and Distribution Agreement and the other Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement, the Separation and Distribution Agreement, and the other Ancillary Agreements govern the arrangements in connection with the Separation and the Distribution and would not have been entered into independently.

(c) Parent represents on behalf of itself and, to the extent applicable, each Parent Group member, and SpinCo represents on behalf of itself and, to the extent applicable, each SpinCo Group member, that: (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it and is enforceable in accordance with the terms hereof.

(d) Each Party acknowledges and agrees that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by e-mail in portable document format (.pdf)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 7.07. Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 7.08. Consent to Jurisdiction. Each of the Parties irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by a Party, shall be brought and determined exclusively in the federal and state courts sitting in the State of Delaware. Each of the Parties hereby irrevocably submits, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any argument that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.08, (b) any argument that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any argument that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the above, this paragraph shall not prohibit either Party from seeking injunctive or other equitable relief in any court of competent jurisdiction.

Section 7.09. Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party. Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under the Separation and Distribution Agreement, this Agreement and the other Ancillary Agreements in whole (i.e., the assignment of a Party’s rights and obligations under the Separation and Distribution Agreement, this Agreement and all of the other Ancillary Agreements all at the same time) (a) to an Affiliate or (b) in connection with a merger, consolidation or other business combination of a Party with or into any other Person or a sale of all or substantially all of the assets of a Party to another Person, in each case so long as the resulting, surviving or acquiring Person assumes all of the obligations of the relevant Party by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.

Section 7.10. Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and each Party intends that this Agreement shall not benefit, or create a right or cause of action in or on behalf of, any person or entity other than the Parties, their permitted assigns.

Section 7.11. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and except as provided herein shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, by facsimile, or by electronic mail (“e-mail”), so long as confirmation of receipt of such e-mail is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.11):

If to Parent, to:

Ziff Davis, Inc.

114 Fifth Avenue

New York, New York 10011

Attention:     Legal Department

E-mail:         legal@j2.com

If to SpinCo (prior to the Effective Time), to:

Consensus Cloud Solutions, Inc.

700 South Flower Street, Suite 1500

Los Angeles, California 90017

Attention:     Legal Department

E-mail:         legal@j2.com

If to SpinCo (from and after the Effective Time), to:

Consensus Cloud Solutions, Inc.

700 South Flower Street, Suite 1500

Los Angeles, California 90017

Attention:     Legal Department

E-mail:         vithya.aubee@j2.com

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 7.12. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 7.13. Force Majeure. Neither Party shall be deemed in default of this Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. Without limiting the termination rights contained in this Agreement, in the event of any such excused delay, the time for performance of such obligation (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such Force Majeure: (a) provide written notice to the other Party of the nature and extent of such Force Majeure; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable (and in no event later than the date that the affected Party resumes analogous performance under any other agreement for itself, its Group members or any Third Party), unless this Agreement has previously been terminated under Article IV or this Section 7.13.

Section 7.14. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.15. Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other right or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.16. Dispute Resolution. In the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any Party’s rights or obligations under this Agreement (whether arising in contract, tort or otherwise), such Dispute shall be resolved in accordance with the dispute resolution process referred to in Article VII of the Separation and Distribution Agreement.

Section 7.17. Specific Performance. Subject to Section 7.16, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties. Unless otherwise agreed in writing, the Parties shall honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of Section 7.16 and this Section 7.17 with respect to all matters not subject to such Dispute; provided that this obligation shall only exist during the term of this Agreement.

Section 7.18. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom enforcement of such waiver, amendment, supplement or modification is sought.

Section 7.19. Bankruptcy. Should a Party become the subject of a bankruptcy or similar insolvency proceeding or any analogous proceeding in any jurisdiction to which such Party is subject, the other Party and its Group members shall be permitted to retain its licenses in the Intellectual Property licensed pursuant to this Agreement and to take appropriate action as may be reasonably required to retain such licenses. Without limiting the foregoing, all licenses granted to a Party and its Group members under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses to rights to “intellectual property” as defined in the Bankruptcy Code. In furtherance and not in limitation of the foregoing: (a) upon the commencement of any bankruptcy proceeding by or against Parent or any Parent Group members under the Bankruptcy Code, SpinCo and SpinCo Group members may fully exercise all of their rights and elections under the Bankruptcy Code to retain the licensed rights granted to them by Parent pursuant to this Agreement and to use the Parent Licensed IP as in effect immediately prior to such proceeding, notwithstanding any rejection of this Agreement in any such proceeding, and (b) upon the commencement of any bankruptcy proceeding by or against SpinCo or any SpinCo Group member under the Bankruptcy Code, Parent and Parent Group members may fully exercise all of their rights and elections under the Bankruptcy Code to retain the licensed rights granted to them by SpinCo pursuant to this Agreement and to use the SpinCo Licensed IP as in effect immediately prior to such proceeding, notwithstanding any rejection of this Agreement in any such proceeding. No Party shall be deemed to have terminated this Agreement unless it has expressly done so in writing.

Section 7.20. Interpretation. In this Agreement: (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement; (c) Article, Section, Exhibit, Annex and Schedule references are to the Articles, Sections, Exhibits, Annexes and Schedules to this Agreement, unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement” and “hereby” and words of similar import shall all be references to the Effective Time.

Section 7.21. Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable to this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

ZIFF DAVIS, INC.

By:	/s/ Jeremy Rossen
Name:	Jeremy Rossen
Title:	Executive Vice President, Secretary and General Counsel

CONSENSUS CLOUD SOLUTIONS, INC.

By:	/s/ Vithya Aubee
Name:	Vithya Aubee
Title:	Vice President

Signature Page to Intellectual Property License Agreement